PRELIMINARY COPY

LINCOLN SNACKS COMPANY

Solicited by the Board of Directors for the Special Meeting of Stockholders

at the offices of Lincoln Snacks Company,
30 Buxton Farm Road, Stamford, CT 06905

October [__], 2001, 10:00 A.M. Eastern Time

                    The undersigned hereby appoints David D. Clarke and Hendrik J. Hartong III, and each of them acting alone, with full power of substitution, proxies to represent and vote the common stock of Lincoln Snacks Company held of record by the undersigned on August 17, 2001, at the Special Meeting of Stockholders of Lincoln Snacks Company to be held on October [__], 2001, and any adjournment or postponements thereof, for the following purposes:

                   (1) To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of August 2, 2001, among Lincoln Snacks Company, Lincoln Snacks Acquisition Corp. and Brynwood Partners III L.P., pursuant to which each share of common stock of Lincoln Snacks Company (other than shares the holders of which have exercised appraisal rights under the Delaware General Corporation Law and shares owned by Brynwood Partners III L.P.) would be converted into the right to receive $3.50 in cash.

                   Receipt of the Notice of Special Meeting of Stockholders and accompanying Proxy Statement of the board of directors is acknowledged.

If no direction is made, this proxy will be voted FOR the approval of the Agreement and Plan of Merger. This proxy also grants discretionary authority to the proxies to represent and vote upon such other matters as may properly come before the special meeting.

(Continued, and to be dated and signed on the reverse side)

VOTE BY TELEPHONE

QUICK   * * *    EASY   * * *   IMMEDIATE

LINCOLN SNACKS COMPANY

You can now vote your shares on the telephone.

This eliminates the need to return your proxy card.

Your telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE ABOVE CARD IF VOTING BY TELEPHONE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1.  Proposal to approve the Agreement and Plan of Merger, dated as of August 2, 2001, among Lincoln Snacks Company, Lincoln Snacks Acquisition Corp. and Brynwood Partners III L.P.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

Date:________________________, 2001

________________________________
Signature

________________________________
Signature

Please sign exactly as your name appears herein. If you are
signing for the stockholder, please sign the stockholder’s name, your name and state the capacity in which you are signing.

MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Votes MUST be indicated (X) in black or blue ink.